Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 Tel 713 • 220 • 4200 Fax 713 • 220 • 4285 HuntonAK.com

May 1, 2024

APA Corporation

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

APA Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to APA Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 1, 2024. The Registration Statement relates to the offering from time to time, on a continuous or delayed basis pursuant to Rule 415 under Securities Act, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of:

(i)	shares of common stock, par value $0.625 per share, of the Company (the “Common Stock”);

(ii)	shares of preferred stock, no par value, of the Company (the “Preferred Stock”);

(iii)	depositary shares of the Company (the “Depositary Shares”);

(iv)	senior unsecured debt securities of the Company (the “Senior Debt Securities”);

(v)	subordinated unsecured debt securities of the Company (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”);

(vi)	contracts to purchase (or sell) shares of Common Stock (the “Common Stock Purchase Contracts”);

(vii)

purchase units of the Company, each representing ownership of a Common Stock Purchase Contract and, as security for the holder’s obligations to purchase the Common Stock under the Common Stock Purchase Contract, any Debt Securities, Preferred Stock, debt obligations of third parties, any other security described in the applicable Prospectus Supplement or any combination thereof (the “Common Stock Purchase Units”); and

(viii)

warrants to purchase shares of Common Stock or Preferred Stock from time to time (the “Warrants”), each on terms to be determined at the time of the offering thereof. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Purchase Contracts, Common Stock Purchase Units and Warrants are referred to herein collectively as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or the Senior Indenture (as defined below), as the case may be.

The Securities will be offered upon the terms and subject to the conditions set forth in the Registration Statement (including the Prospectus and applicable Prospectus Supplements) and the applicable definitive purchase, underwriting or similar agreements by and among the Company and the additional parties named therein. The Preferred Stock will be issued in one or more series in accordance

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with the terms of the applicable certificate of designations. If so specified, in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock. The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) (including a form of depositary receipt (the “Depositary Receipt”) evidencing the Depositary Shares to be entered into between the Company and the depositary named therein (the “Depositary”). The Senior Debt Securities will be issued in one or more series pursuant to the Senior Indenture, dated June 30, 2021 (the “Senior Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture to be entered into by the Company and the trustee named therein (the “Subordinated Indenture” and collectively with the Senior Indenture, the “Indentures” and each, an “Indenture”). The Common Stock Purchase Contracts and the Common Stock Purchase Units will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent named therein. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent named therein.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents, certificates and records as we have deemed necessary for the purposes of rendering this opinion letter, including, among other things:

(i)	the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), on file with the Secretary of State of the State of Delaware;

(ii)	the Amended and Restated Bylaws of the Company (the “Bylaws”), as certified by an officer of the Company;

(iii)	the Registration Statement;

(iv)	the Prospectus;

(v)	the Senior Indenture; and

(vi)	certain resolutions of the board of directors of the Company, as certified by an officer of the Company.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, (iv) the conformity to the originals of all documents supplied to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents, (v) the accuracy and completeness of all corporate records and other information made available to us by the Company, and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the due authorization, execution and delivery of any and all documents by the Company and the validity, binding effect and enforceability thereof upon the Company). With respect to any document executed by means of any electronic signature, we have assumed that (a) the parties to such document have agreed to use electronic signatures and electronic records in connection with the transactions evidenced thereby, (b) the person executing such document by means of an electronic signature did so with the intent to sign such document and to be bound thereby, and (c) any such electronic signature is affixed to or logically associated with such document.

As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise indicated, we have not undertaken any independent investigation of factual matters.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i)	the Company will be validly existing and in good standing as a corporation under the laws of the State of Delaware at the time of authorization and issuance of the applicable Security;

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(ii)	the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein;

(iii)	the Registration Statement and any amendments thereto will have become and remain effective and will not be subject to any stop order;

(iv)

the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and Section 152 of the DGCL or (in each case) any successor provision;

(v)	the Senior Indenture will continue to be a valid and binding obligation of the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended;

(vi)

no “Event of Default” (as that term is defined in the Senior Indenture) and no event of the types described in the definition of “Event of Default” in the Senior Indenture, which with the giving of notice, the passage of time or both, would result in the occurrence of an Event of Default, shall have occurred and be continuing, and the terms and conditions of the Senior Debt Securities and of their issuance and sale will not result in a default under or a breach or violation of any agreement, document or instrument then binding on the Company;

(vii)

any supplemental indenture to the Senior Indenture and any board resolution and/or any officer’s certificate executed and delivered pursuant to the Senior Indenture, in any such case, pursuant to which any Senior Debt Securities are issued, will comply with the Senior Indenture as theretofore supplemented, and the form and terms of such Senior Debt Securities will comply with the Senior Indenture as then supplemented (including by any such supplemental indenture) and any such board resolution and/or officer’s certificate; and

(viii)

the form and terms of any Debt Securities, when established, the form and terms of any Common Stock Purchase Contracts, Common Stock Purchase Units or Warrants, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Common Stock Purchase Contracts, the Common Stock Purchase Units and the Warrants), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Deposit Agreement, Purchase Contract Agreement, Warrant Agreement or Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Certificate of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (a) the Company has taken all necessary action to approve an issuance of shares of Common Stock, the terms of the offering thereof and related matters, and (b) such shares of Common Stock have been issued and delivered as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

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2. With respect to the Preferred Stock, when (a) the Company has taken all necessary action to authorize the terms and approve the issuance of a series of Preferred Stock, including the terms of the offering thereof, (b) the Company has filed with the Office of the Secretary of State of the State of Delaware the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and the Secretary of State of the State of Delaware has issued a certificate of amendment with respect thereto, and (c) shares of such series of Preferred Stock have been duly issued and delivered by the Company as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration therefor provided for therein, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, when (a) the Company has taken all necessary action to approve the form, terms, execution and delivery of a Deposit Agreement, (b) such Deposit Agreement has been duly executed and delivered by all parties thereto, (c) the Company has taken all necessary action to authorize the issuance and terms of the series of Preferred Stock to be issued in connection with such Depositary Shares, (d) the Company has filed with the Office of the Secretary of State of the State of Delaware the applicable Certificate of Designation for such series of Preferred Stock and the Secretary of State of the State of Delaware has issued a certificate of amendment with respect thereto, (e) the Company has taken all necessary action to authorize the deposit of the shares of such series of Preferred Stock with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein, (f) duly authorized and validly issued, fully paid and non-assessable shares of such series of Preferred Stock shall have been deposited with the Depositary in accordance with such Deposit Agreement and such corporate action, and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, and (g) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, such Depositary Shares will be validly issued, fully paid and non-assessable.

4. With respect to Senior Debt Securities of any series, when (a) the Company has taken all necessary action to authorize the form, terms, execution and delivery of any supplemental indenture or officers’ certificate establishing such series of Senior Debt Securities under the Senior Indenture, (b) any such supplemental indenture or officers’ certificate has been executed and delivered by all parties thereto, (c) the Company has taken all necessary action to authorize the issuance and establish, in accordance with the Senior Indenture, the form and terms of such series of Senior Debt Securities, (d) such Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Senior Indenture and, if applicable, any additional supplemental indenture thereto or related officers’ certificate, and (e) such Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to Subordinated Debt Securities of any series, when (a) the Company has taken all necessary action to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indenture or officers’ certificate establishing such series of Subordinated Debt Securities under the Subordinated Indenture, (b) the Subordinated Indenture and any such supplemental indenture or officers’ certificate have been duly executed and delivered by all parties thereto, (c) the Company has taken all necessary action to authorize the issuance and establish, in accordance with the Subordinated Indenture, the form and terms of such series of Subordinated Debt Securities, (d) such Subordinated Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Subordinated Indenture and, if applicable, a

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supplemental indenture thereto or related officers’ certificate, and (e) such Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respected to the Common Stock Purchase Contracts, when (a) the Company has taken all necessary action to authorize the form, terms, execution and delivery of a Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered by all parties thereto, (c) the Company has taken all necessary action to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Common Stock Purchase Contracts to be issued thereunder, (d) such Common Stock Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the terms of such Purchase Contract Agreement, and (e) such Common Stock Purchase Contracts are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Common Stock Purchase Units, when (a) the Company has taken all necessary action to authorize the form, terms, execution and delivery of a Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered by all parties thereto, (c) the Company has taken all necessary action to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of the Common Stock Purchase Contracts to be issued thereunder and the collateral arrangements relating to the Common Stock Purchase Units, (d) such Common Stock Purchase Contracts and the documents governing the collateral arrangements relating to such Common Stock Purchase Units have been duly executed, authenticated, issued and delivered in accordance with the terms thereof, and (e) such Common Stock Purchase Units are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any Warrants to be issued under a Warrant Agreement, when (a) the Company has taken all necessary action to authorize the form, terms, execution and delivery of such Warrant Agreement, (b) such Warrant Agreement has been duly executed and delivered by all parties thereto, (c) the Company has taken all necessary action to authorize the issuance and establish, in accordance with such Warrant Agreement, the form and terms of the Warrants, and (d) such Warrants are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 4, 5, 6, 7, and 8 above are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a

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judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities. The opinions and statements expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ HUNTON ANDREWS KURTH LLP